Exhibit 99

NEWS RELEASE
For Immediate Release

CNT REPORTS THIRD QUARTER RESULTS

Pro Forma EPS of $.07 Tops Consensus; GAAP EPS of $.01

MINNEAPOLIS, November 20, 2003 —
CNT today reported financial results for the fiscal third quarter and nine months ended October 31, 2003. Third quarter revenue totaled $99.6 million, compared to $55.9 million in the third quarter of 2002. Revenue for the nine months ended October 31, 2003 totaled $248.7 million, compared to $150.0 million in the first nine months of 2002. Revenues for the third quarter and first nine months of 2003 include the acquisition of Inrange Technologies from May 5, 2003.

On the basis of generally accepted accounting principles (GAAP), the company reported a net profit for the fiscal third quarter of $237,000, or $.01 per share, compared to a net loss of $864,000, or $.03 per share, in the year-ago quarter. On a pro forma basis, the company reported net income of $2.0 million or $.07 per share in the fiscal third quarter, compared to a net loss of $718,000 or $.03 per share in the year-ago quarter. Pro-forma results for the fiscal 2003 third quarter exclude integration charges and amortization of intangibles related to our recent acquisition of Inrange of $1.3 million and $1.7 million, respectively. Pro forma results for the third quarter of 2002 exclude earn-out costs related to the BI-Tech acquisition of $537,000 and earnings from discontinued operations of $207,000. Pro-forma net income (loss) for the fiscal third quarter of 2003 and 2002 include income taxes at a 34% effective rate, compared to GAAP tax rates for the third quarter of 2003 and 2002 of a negative 69% and 34%, respectively.

On the basis of generally accepted accounting principles (GAAP), the company reported a net loss for the nine months ended October 31, 2003 of $27.7 million, or $1.02 per share, compared to a net loss of $16.7 million, or $.59 per share, for the same period of fiscal 2002.

(more)

CNT Corporation
6000 Nathan Lane North Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324 International 763-268-6000 Fax: 763-268-6800

On a pro forma basis, the company reported a net profit of $1.9 million or $.07 per share for the nine months ended October 31, 2003, compared to a net loss of $6.5 million or $.23 per share, for the same period of fiscal 2002. Pro-forma results for the first nine months of 2003 exclude charges of $19.7 million for in-process research and development, integration charges of $6.3 million, and intangibles amortization of $3.3 million, all related to the recent acquisition of Inrange Technologies, and $312,000 for the BI-Tech earn-out.

Pro forma results for the first nine months of 2002 exclude a $10.1 million charge for the cumulative effect of a change in accounting principle, $626,000 of costs for the BI-Tech earn-out and discontinued operations. Pro forma results for the first nine months of 2003 and 2002 include income taxes at a 34% effective rate, compared to GAAP tax rates for the first nine months of 2003 and 2002 of negative 3% and 34%, respectively.

CNT product sales for the third quarter of 2003 were up $31.3 million or 147% over the same period of fiscal 2002 due to the acquisition of Inrange and strong customer acceptance of our integrated product offerings. Third party product sales for the third quarter of 2003 were down $4.5 million or 25% over the third quarter of 2002, due to the deferral of several large third party product orders and our focus on the integration of the two companies. Backlog at October 31, 2003 was approximately $17 million, up from approximately 12.5 million at the end of the second quarter.

“We are pleased with the improvement in our profitability during the third quarter. Our pro-forma profit of $.07 per share represents our highest pro-forma quarterly profit since fiscal year 2000. We are starting to reap the benefits of our integration strategy and the impact of the significant cost savings we realized following our acquisition of Inrange on May 5, 2003, and remain on track to deliver over $20 million in expected annual cost savings from our integration of the two companies,” commented Tom Hudson, CNT’s chairman, president and chief executive officer.

“During the quarter we announced an agreement to expand our strategic alliance with Brocade to extend storage area networks (SAN’s) over distance and to improve data availability for our customers. As part of our strategic relationship, Brocade will recommend our UltraNet Edge products as a preferred SAN extension solution to its OEM and reseller channels worldwide. More than 300 customers have already deployed Brocade SAN’s with our extension products.

(more)

Hudson continued, “Together, we provide our customers a proven storage solution that includes the industry’s leading SAN infrastructure solutions and the industry’s most installed SAN extension devices. In addition, our global support organization will provide support for all Brocade products through our 24 x 7 x 365 call center and worldwide logistics network. Our joint customers will also be able to fully leverage our professional and global support services, including proactive remote monitoring and management services. We also agreed to qualify the interoperability between our FC/9000 director product and Brocade SilkWorm fabric switches.

Today, Brocade has the largest installed base of Fibre Channel Switches and CNT has the largest Fibre Channel Director at 256 ports, as well as the largest install base of FC over IP. Together, we offer customers a seamless approach to enterprise SAN/WAN storage networks. As a result of this joint announcement, our customers will be able to build storage area networks consisting of CNT and Brocade products. We believe this relationship furthers our leadership position in the SAN/WAN marketplace,” added Hudson.

“In this quarter, IBM-EMEA begins bundling our FC/9000 Director with its largest processors, the ‘T-Rex’, again demonstrating CNT’s commitment to quality, reliability and large scale storage fabrics deployment.

“In another first for CNT, we have become the first provider to remotely extend a new IBM enterprise disk mirroring solution for storage networks over a distance of 1,200 miles between our corporate offices in Minnesota and New Jersey. The joint IBM/CNT offering demonstrates the benefits of long distance disk mirroring for disaster recovery and business continuity. The solution uses CNT’s UltraNet Edge Storage Router, which reliably extends IBM’s Peer-to-Peer Remote copy PPRC, for Fibre Channel, a controller-based disk mirroring application for IBM TotalStorage Enterprise Storage Server (ESS) Model 800. Our unmatched expertise in IBM disk mirroring solutions allowed us to be first to market for extending PPRC-FC over longer distances, thus giving customers key remote storage options. We’re very proud of our long history of delivering IBM storage solutions to our customers, especially when we are providing unique value through our UltraNet technology for remote storage,” continued Hudson.

“This quarter, we began shipping the UltraNet Edge Router 2000, which provides superior, hardware-based data compression and optimized performance for customers with IP applications,” said Hudson. “We will be formally launching the product later this year. Early customers using the Edge 2000 have seen up to twenty times improved performance in networked storage applications as well as dramatic reductions in their monthly network costs. One customer was able to avoid costly network link upgrades altogether.”

(more)

“We also recently announced the availability of the first storage router that can seamlessly integrate both open systems and mainframe environments over any distance. The UltraNet Edge 3000 storage router provides unprecedented flexibility to customers by allowing businesses to move information anywhere, anytime, with the highest performance available and at dramatically reduced costs. NTT Communications Corporation (NTT Com), the largest long distance and international telecommunications provider in Japan recently choose the Edge 3000 product because of its superior performance and ease of use. For the first time, customers can define on a port-by-port basis the storage configurations that perfectly match their storage requirements, whether 1 Gbps or 2 Gbps, FICON or Fibre Channel, IP or SONET, point-to-point or multi-destination, SAN fabric or direct connect, and easily adapt their storage networking infrastructure requirements using a simple GUI tool”, added Hudson.

Integration charges of $1.3 million included in operating expenses for the third quarter primarily reflect wages and severance for terminated employees. “During the fourth quarter we expect to record an additional integration charge of approximately $500,000 primarily for wages and severance,” said Greg Barnum, CNT’s chief financial officer.

Outlook

For the fourth quarter of 2003 we anticipate that revenues will be in the range of $105 to $115 million and pro-forma earnings from continuing operations will be in the range of $.08 to $.12 per share, excluding amortization of intangibles, integration charges and any earn-out related to the BI-Tech acquisition.

(more)

Conference Call and Webcast Information
CNT will hold a conference call and Webcast this afternoon at 4:30 pm Central Standard Time, 5:30 pm Eastern Standard Time, Thursday, November 20, 2003, to discuss fiscal third quarter financial results. The Webcast is available through CNT’s web site at http://www.cnt.com/cnt/financials/. To participate via telephone, dial 212-346-7499 and ask for the CNT Earnings Call. A one-week webcast replay will be available at http://www.cnt.com/cnt/financials. A reconciliation of pro forma information to generally accepted accounting principles are available at http://www.cnt.com/cnt/financials. A two-day telephone replay will be available at 800-633-8284 or 402-977-9140; enter 21163902# at the reservation number prompt.

About CNT

CNT is the expert in today’s most cost-effective and reliable storage networking solutions. For nearly 20 years, businesses around the world have depended on us to improve their business efficiency, increase data availability and manage their business-critical information. CNT offers expertise in storage architecture and business continuity, innovative UltraNet storage networking technology, and the advantage of end-to-end solutions that include consulting, mult-vendor integration, support, and managed services. For more information, visit CNT’s web site at <http://www.cnt.com> or call 763-268-6000.

All brand names and product names are trademarks or registered trademarks of their respective companies.

For Additional Information, Contact:
Greg Barnum, VP of Finance & CFO	Jennifer Weidauer, Public Relations
763-268-6110; greg_barnum@cnt.com	763-268-8367; jennifer_weidauer@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, gross margins, expenses, operating margins and earnings per share, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, activities related to the integration of Inrange into our business and other plans, objectives, expectations and intentions that are not historical fact.

The words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” and similar expressions are generally intended to identify forward-looking statements, although not all CNT forward-looking statements contain these identifying words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends generally and in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new services, products and features; (vi) technological change affecting our products; (vii) whether any delayed orders will be received; (viii) whether we will be able to successfully and efficiently integrate Inrange; (ix) adverse judgments from pending and future litigation, and (x) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(more)

CNT Announces Fiscal 2003 Third Quarter Results

CNT
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended

	October 31,		October 31,
	2003	2002	2003	2002

Revenue:
Product sales	$65,871	$39,009	$163,764	$101,891
Service fees	33,745	16,894	84,895	48,090

Total revenue	99,616	55,903	248,659	149,981

Cost of revenue:
Cost of product sales	35,968	24,842	93,568	61,822
Cost of service fees	20,579	9,511	50,961	28,579
Amortization of developed technology	1,055	—	2,110	—
Integration charge	—	—	1,607	—

Total cost of revenue	57,602	34,353	148,246	90,401

Gross profit	42,014	21,550	100,413	59,580

Operating expenses:
Sales and marketing	23,188	13,614	60,453	43,399
Engineering and development	12,137	7,063	29,739	20,322
General and administrative	3,846	2,696	10,523	7,903
Amortization of customer list and trademarks	607	—	1,214	—
In-process research and development charge	—	—	19,706	—
Integration charge	1,252	—	4,681	—

Total operating expenses	41,030	23,373	126,316	71,624

Income (loss) from operations	984	(1,823)	(25,903)	(12,044)

Other income (expense):
Net gain on sale of marketable securities	—	—	747	—
Other, net	(844)	198	(1,610)	1,627

Other income (expense), net	(844)	198	(863)	1,627

Income (loss) before income taxes	140	(1,625)	(26,766)	(10,417)

Provision (benefit) for income taxes	(97)	(554)	901	(3,543)

Net income (loss) before cumulative effect of change in accounting principle	237	(1,071)	(27,667)	(6,874)

Discontinued operations, net of tax	—	207	—	207

Cumulative effect of change in accounting principle	—	—	—	(10,068)

Net income (loss)	$237	$(864)	$(27,667)	$(16,735)

Basic income (loss) per share:
Net income (loss) before cumulative effect of change in accounting principle	.01	$(.04)	$(1.02)	$(.24)

Discontinued operations	$—	$.01	$—	$.01

Cumulative effect of change in accounting principle	$—	$—	$—	$(.35)

Net income (loss)	$.01	$(.03)	$(1.02)	$(.59)

Shares	27,193	26,896	27,047	28,574

Diluted income (loss) per share:
Net income (loss) before cumulative effect of change in accounting principle	.01	$(.04)	$(1.02)	$(.24)

Discontinued operations	$—	$.01	$—	$.01

Cumulative effect of change in accounting principle	$—	$—	$—	$(.35)

Net income (loss)	$.01	$(.03)	$(1.02)	$(.59)

Shares	28,750	26,896	27,047	28,574

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended

	October 31,		October 31,
	2003	2002	2003	2002

Revenue:
Product sales	$65,871	$39,009	$163,764	$101,891
Service fees	33,745	16,894	84,895	48,090

Total revenue	99,616	55,903	248,659	149,981

Cost of revenue:
Cost of product sales	35,968	24,842	93,568	61,822
Cost of service fees	20,579	9,376	50,830	28,426

Total cost of revenue	56,547	34,218	144,398	90,248

Gross profit	43,069	21,685	104,261	59,733

Operating expenses:
Sales and marketing	23,188	13,480	60,295	43,238
Engineering and development	12,137	6,849	29,739	20,073
General and administrative	3,846	2,642	10,500	7,840

Total operating expenses	39,171	22,971	100,534	71,151

Income (loss) from operations	3,898	(1,286)	3,727	(11,418)

Other income (expense), net	(844)	198	(863)	1,627

Income (loss) before income taxes	3,054	(1,088)	2,864	(9,791)

Provision (benefit) for income taxes	1,038	(370)	974	(3,329)

Net income (loss)	$2,016	$(718)	$1,890	$(6,462)

Basic income (loss) per share:
Net income (loss)	$.07	$(.03)	$.07	$(.23)

Shares	27,193	26,896	27,047	28,574

Diluted income (loss) per share:
Net income (loss)	$.07	$(.03)	$.07	$(.23)

Shares	28,750	26,896	28,129	28,574

-more-

CNT

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	October 31,
	2003	January 31,
	(unaudited)	2003

Assets

Current assets:
Cash and cash equivalents	$62,614	$98,341
Marketable securities	3,882	111,143
Receivables, net	94,799	56,040
Inventories	23,374	24,091
Other current assets	5,019	2,118

Total current assets	189,688	291,733

Property and equipment, net	40,458	22,566
Field support spares, net	11,269	6,009
Goodwill, net	107,612	14,113
Other intangibles, net	34,903	1,669
Other assets	6,164	3,079

	$390,094	$339,169

Liabilities and Shareholders’ Equity

Total current liabilities	$127,964	$61,997

Obligations under capital leases, less current installments	727	—
Convertible subordinated debt	125,000	125,000
Deferred tax liability	462	541

Total liabilities	254,153	187,538

Shareholders equity:
Preferred stock	—	—
Common stock, $.01 par value; authorized 100,000 shares, issued and outstanding 27,320 at October 31, 2003 and 26,921 at January 31, 2003	272	269
Additional paid-in capital	185,819	173,955
Unearned compensation	(436)	(675)
Accumulated deficit	(50,613)	(22,946)
Accumulated other comprehensive income	899	1,028

Total shareholders’ equity	135,941	151,631

	$390,094	$339,169

(more)

CNT
CONSOLIDATED PRO FORMA PRODUCT AND SERVICE GROSS MARGINS
(in thousands, except per share data)
(unaudited)

	Three months ended				Three months ended
	October 31, 2003				October 31, 2002

			Pro forma				Pro forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
CNT product sales	$52,710		$—	$52,710	$21,373		$—	$21,373
Third party product sales	13,161		—	13,161	17,636		—	17,636
Maintenance fees	20,532		—	20,532	10,772		—	10,772
Consulting fees	13,213		—	13,213	6,122		—	6,122

Total revenue	99,616		—	99,616	55,903		—	55,903

Cost of revenue:
Cost of CNT product sales	25,286		—	25,286	10,899		—	10,899
Cost of third party product sales	10,682		—	10,682	13,943		—	13,943
Cost of maintenance fees	10,770		—	10,770	5,663		—	5,663
Cost of consulting fees	9,809		—	9,809	3,848	(3)	(135)	3,713
Amortization of developed technology	1,055	(1)	(1,055)	—	—		—	—

Total cost of revenue	57,602		(1,055)	56,547	34,353		(135)	34,218

Gross profit	$42,014		$1,055	$43,069	$21,550		$135	$21,685

	Nine months ended				Nine months ended
	October 31, 2003				October 31, 2002

			Pro forma				Pro forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
CNT product sales	$122,042		$—	$122,042	$67,285		$—	$67,285
Third party product sales	41,722		—	41,722	34,606		—	34,606
Maintenance fees	53,388		—	53,388	32,665		—	32,665
Consulting fees	31,507		—	31,507	15,425		—	15,425

Total revenue	248,659		—	248,659	149,981		—	149,981

Cost of revenue:
Cost of CNT product sales	59,321		—	59,321	34,223		—	34,223
Cost of third party product sales	34,247		—	34,247	27,599		—	27,599
Cost of maintenance fees	27,549		—	27,549	17,108		—	17,108
Cost of consulting fees	23,412	(3)	(131)	23,281	11,471	(3)	(153)	11,318
Amortization of developed technology	2,110	(1)	(2,110)	—	—		—	—
Integration charge	1,607	(2)	(1,607)	—	—		—	—

Total cost of revenue	148,246		(3,848)	144,398	90,401		(153)	90,248

Gross profit	$100,413		$3,848	$104,261	$59,580		$153	$59,733

(1)	Amortization expense related to developed technology from the Inrange acquisition

(2)	Write-down of inventory resulting from integration of CNT and Inrange product offerings

(3)	Represents the expense related to the earn-out payable to the BI-Tech employees.

-more-

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended				Three months ended
	October 31, 2003				October 31, 2002

			Pro forma				Pro forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
Product sales	$65,871		$—	$65,871	$39,009		$—	$39,009
Service fees	33,745		—	33,745	16,894		—	16,894

Total revenue	99,616		—	99,616	55,903		—	55,903

Cost of revenue:
Cost of product sales	35,968		—	35,968	24,842		—	24,842
Cost of service fees	20,579		—	20,579	9,511	(1)	(135)	9,376
Amortization of developed technology	1,055	(2)	(1,055)	—	—		—	—

Total cost of revenue	57,602		(1,055)	56,547	34,353		(135)	34,218

Gross profit	42,014		1,055	43,069	21,550		135	21,685

Operating expenses:
Sales and marketing	23,188		—	23,188	13,614	(1)	(134)	13,480
Engineering and development	12,137		—	12,137	7,063	(1)	(214)	6,849
General and administrative	3,846		—	3,846	2,696	(1)	(54)	2,642
Amortization of customer list and trademarks	607	(3)	(607)	—	—		—	—
Integration charge	1,252	(4)	(1,252)	—	—		—	—

Total operating expenses	41,030		(1,859)	39,171	23,373		(402)	22,971

Income (loss) from operations	984		2,914	3,898	(1,823)		537	(1,286)

Other income (expense), net	(844)		—	(844)	198		—	198

Income (loss) before income taxes	140		2,914	3,054	(1,625)		537	(1,088)

Provision (benefit) for income taxes	(97	) (5)	1,135	1,038	(554	)(5)	184	(370)

Income (loss) from continuing operations	237		1,779	2,016	(1,071)		353	(718)

Discontinued operations, net of tax	—		—	—	207	(6)	(207)	—

Net income (loss)	$237		$1,779	$2,016	$(864)		$146	$(718)

Basic income (loss) per share:

Continuing operations	$.01		$.07	$.07	$(.04)		$.01	$(.03)

Discontinued operations	$—		$—	$—	$.01		$(.01)	$—

Net income (loss)	$.01		$.07	$.07	$(.03)		$—	$(.03)

Shares	27,193		27,193	27,193	26,896		26,896	26,896

Diluted income (loss) per share:

Continuing operations	$.01		$.06	$.07	$(.04)		$.01	$(.03)

Discontinued operations	$—		$—	$—	$.01		$(.01)	$—

Net income (loss)	$.01		$.06	$.07	$(.03)		$—	$(.03)

Shares	28,750		28,750	28,750	26,896		26,896	26,896

(1)	- Represents the expense related to the earn-out payable to the Bi-Tech employees.

(2)	- Amortization expense related to the developed technology from the Inrange acquisition.

(3)	- Amortization expense related to the customer list and trademarks from the Inrange acquisition.

(4)	- Integration charge related to the Inrange acquisition, primarily wages and severance.

(5)	- Tax expense calculated at an effective tax rate of 34%.

(6)	- Discontinued operations.

(more)

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Nine months ended				Nine months ended
	October 31, 2003				October 31, 2002

			Pro forma				Pro forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
Product sales	$163,764		$—	$163,764	$101,891		$—	$101,891
Service fees	84,895		—	84,895	48,090		—	48,090

Total revenue	248,659		—	248,659	149,981		—	149,981

Cost of revenue:
Cost of product sales	93,568		—	93,568	61,822		—	61,822
Cost of service fees	50,961	(1)	(131)	50,830	28,579	(1)	(153)	28,426
Amortization of developed technology	2,110	(2)	(2,110)	—	—		—	—
Integration charge	1,607	(8)	(1,607)	—	—		—	—

Total cost of revenue	148,246		(3,848)	144,398	90,401		(153)	90,248

Gross profit	100,413		3,848	104,261	59,580		153	59,733

Operating expenses:
Sales and marketing	60,453	(1)	(158)	60,295	43,399	(1)	(161)	43,238
Engineering and development	29,739		—	29,739	20,322	(1)	(249)	20,073
General and administrative	10,523	(1)	(23)	10,500	7,903	(1)	(63)	7,840
Amortization of customer list and trademarks	1,214	(4)	(1,214)	—	—		—	—
In-process research and development charge	19,706	(5)	(19,706)	—	—		—	—
Integration charge	4,681	(3)	(4,681)	—	—			—

Total operating expenses	126,316		(25,782)	100,534	71,624		(473)	71,151

Income (loss) from operations	(25,903)		29,630	3,727	(12,044)		626	(11,418)

Other income (expense), net	(863)		—	(863)	1,627		—	1,627

Income (loss) before income taxes	(26,766)		29,630	2,864	(10,417)		626	(9,791)
Provision (benefit) for income taxes	901	(6)	73	974	(3,543)	(6)	214	(3,329)

Net loss before cumulative effect of change in accounting principle	(27,667)		29,557	1,890	(6,874)		412	(6,462)

Discontinued operations, net of tax	—		—	—	207	(9)	(207)	—

Cumulative effect of change in accounting principle	—		—	—	(10,068	)(7)	10,068	—

Net income (loss)	$(27,667)		$29,557	$1,890	$(16,735)		$10,273	$(6,462)

Basic income (loss) per share:
Net income (loss) before cumulative effect of change in accounting principle	$(1.02)		$1.09	$.07	$(.24)		$.01	$(.23)

Discontinued operations	$—		$—	$—	$.01		$(.01)	$—

Cumulative effect of change in accounting principle	$—		$—	$—	$(.35)		$.35	$—

Net income (loss)	$(1.02)		$1.09	$.07	$(.59)		$.36	$(.23)

Shares	27,047		27,047	27,047	28,574		28,574	28,574

Diluted income (loss) per share:
Net income (loss) before cumulative effect of change in accounting principle	$(1.02)		$1.09	$.07	$(.24)		$.01	$(.23)

Discontinued operations	$—		$—	$—	$.01		$(.01)	$—

Cumulative effect of change in accounting principle	$—		$—	$—	$(.35)		$.35	$—

Net income (loss)	$(1.02)		$1.09	$.07	$(.59)		$.36	$(.23)

Shares	27,047		27,047	28,129	28,574		28,574	28,574

(1)	- Represents the expense related to the earn-out payable to the Bi-Tech employees.

(2)	- Amortization expense related to the developed technology from the Inrange acquisition

(3)	- Integration charge related to the Inrange acquisition, primarily wages and severance.

(4)	- Amortization expense related to the customer list and trademarks from the Inrange acquisition.

(5)	- In-process research and development charge related to the Inrange acquisition.

(6)	- Tax expense calculated at an effective tax rate of 34%.

(7)	- Cumulative effect of change in accounting for goodwill.

(8)	- Write-down of inventory resulting from integration of CNT and Inrange product offerings.

(9)	- Discontinued operations.